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                                   EXHIBIT 21



                       QUIXOTE CORPORATION & SUBSIDIARIES
                           SUBSIDIARIES OF THE COMPANY
                               as of June 30, 2000
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
                                                              Jurisdiction
                                                               Under Which
QUIXOTE CORPORATION (PARENT)                                    Organized
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
Quixote Transportation Safety, Inc.                             Delaware
 TranSafe Corporation                                           Delaware
  Nu-Metrics, Inc.                                              Delaware
  Highway Information Systems, Inc.                             Delaware
   TIS, Inc.                                                    North Carolina
 Energy Absorption Systems, Inc.                                Delaware
  E-Tech Testing Services, Inc.                                 Delaware
  Safe-Hit Corporation                                          Nevada
  Spin-Cast Plastics, Inc.                                      Indiana
  Energy Absorption Systems (Europe), Inc.                      Delaware
  Quixote Transportation Systems (Asia Pacific)Pty Limited      Australia
  Quixote Transportation Systems (Europe), Inc.                 Delaware

Quixote Research Corporation                                    Delaware

Quixote Foreign Sales Corporation                               U.S. Virgin Islands



Quixote Transportation Safety, Inc., Quixote Research Corporation and Quixote Foreign Sales Corporation are wholly-owned by Quixote Corporation.

TranSafe Corporation and Energy Absorption Systems, Inc. are wholly-owned by Quixote Transportation Safety, Inc.

All subsidiaries listed under TranSafe Corporation, Highway Information Systems, Inc. and Energy Absorption Systems, Inc. are wholly-owned by those corporations.